Exhibit 10.14
CROSS GUARANTEE AND INDEMNIFICATION AGREEMENT

WHEREAS, For valuable consideration, the receipt and sufficiency of which is acknowledged, NEWLOOK INDUSTRIES CORP., a corporation incorporated under the laws of the Province of British Columbia (the “Guarantor”), has covenanted and agreed with TCE CAPITAL CORPORATION (the “Creditor”) to absolutely and unconditionally guarantee the payment forthwith after demand, of the debts or liabilities, whether direct, contingent or otherwise, present or future, matured or not, which, WIRELESS AGE COMMUNICATIONS, INC., a corporation incorporated under the laws of Nevada, U.S.A, WIRELESS AGE COMMUNICATIONS LTD. and WIRELESS SOURCE DISTRIBUTION LTD.,  corporations incorporated under the laws of the Province of Saskatchewan (collectively the “Debtors” and individually a “Debtor”), have incurred or are under or may incur or be under to the Creditor, whether arising from dealings between the Creditor and any of the Debtors or from any dealings or proceedings by which any of the Debtors may become in any manner whatsoever liable to the Creditor whether as principal or surety or otherwise and the Guarantor has guaranteed to the Creditor the payment of all costs, expenses and solicitor's fees incurred by the Creditor in connection with any default on the part of any of the Debtors in making payment to the Creditor;

AND WHEREAS, For valuable consideration, the receipt and sufficiency of which is acknowledged, WIRELESS AGE COMMUNICATIONS, INC., a corporation incorporated under the laws of Nevada, U.S.A (the "Guarantor"), has covenanted and agreed with TCE CAPITAL CORPORATION (the "Creditor") to absolutely and unconditionally guarantee the payment forthwith after demand as hereinafter provided, of the debts or liabilities, whether direct, contingent or otherwise, present or future, matured or not, which NEWLOOK INDUSTRIES CORP., a corporation incorporated under the laws of the Province of British Columbia (the “Debtor”), has incurred or is under or may incur or be under to the Creditor, whether arising from dealings between the Creditor and the Debtor or from any dealings or proceedings by which the Debtor may become in any manner whatsoever liable to the Creditor whether as principal or surety or otherwise and the Guarantor has guaranteed to the Creditor the payment of all costs, expenses and solicitor's fees incurred by the Creditor in connection with any default on the part of any of the Debtor in making payment to the Creditor;

IN CONSIDERATION of the sum of ONE DOLLAR ($1.00) and other good and valuable consideration paid by Wireless Age Communications, Inc. and Newlook Industries Corp. to one another, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

a)
NEWLOOK INDUSTRIES CORP. shall indemnify and hold harmless Wireless Age Communications, Inc. of and from any and all manner of payments made to TCE Capital Corporation on behalf of or on account for Newlook Industries Corp. including interest at the rate chargeable by TCE Capital Corp., and claims, demands, suits, actions or judgments contingent and otherwise which hereafter may be asserted, instituted or recovered against the Wireless Age Communications, Inc. including without limiting the generality of the foregoing, arising out of or in connection with the Factoring Agreement with TCE Capital Corporation dated January 9, 2006 and amended on December 11, 2007 which result from a default of the said Agreement by Newlook Industries Corp.

b)
WIRELESS AGE COMMUNICATIONS, INC. shall indemnify and hold harmless Newlook Industries Corp. of and from any and all manner of payments made to TCE Capital Corporation on behalf of or on account for Wireless Age Communications, Inc., Wireless Age Communications Ltd. and Wireless Source Distribution Ltd. including interest at the rate chargeable by TCE Capital Corp., and claims, demands, suits, actions or judgments contingent and otherwise which hereafter may be asserted, instituted or recovered against the Newlook Industries Corp. including without limiting the generality of the foregoing, arising out of or in connection with the Factoring Agreement with TCE Capital Corporation dated January 9, 2006 and amended on December 11, 2007 which result from a default of the said Agreement by Wireless Age Communications, Inc., Wireless Age Communications Ltd. and Wireless Source Distribution Ltd.

c)
Newlook Industries Corp. agrees to provide Wireless Age Communications, Inc. with a first charge security position in its assets in the event that Wireless Age Communications, Inc. makes payment to TCE Capital Corporation on behalf of Newlook Industries Corp.

d)
Wireless Age Communications, Inc. agrees to provide Newlook Industries Corp. with a first charge security position in its assets in the event that Newlook Industries Corp. makes payment to TCE Capital Corporation on behalf of Wireless Age Communications, Inc.

e)
Newlook Industries Corp. and Wireless Age Communications, Inc. agree with each other to negotiate and act reasonably to modify, postpone or forbear on the enforcement of indemnity payments, as may be required, arising from within Cross Guarantee and Indemnification Agreement.

 Dated at  Toronto                                     this               day of  October, 2008

WIRELESS AGE COMMUNICATIONS, INC	NEWLOOK INDUSTRIES CORP.
By:	By:
Name: Gary Hokkanen	Name:Jason Moretto
Title: Chief Financial Officer (Authorized Signing Officer)	Title: President (Authorized Signing Officer)

WIRELESS SOURCE DISTRIBUTION LTD.	WIRELESS AGE COMMUNICATIONS, LTD
By:	By:
Name: Gary Hokkanen	Name: Gary Hokkanen
Title: Chief Financial Officer (Authorized Signing Officer)	Title: Chief Financial Officer (Authorized Signing Officer)